EXHIBIT 4.6

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of June 16, 2006, by and among JACOBS ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”) and EACH UNDERSIGNED AFFILIATE OF THE BORROWER (the “Guarantors”, and, together with the Borrower, collectively, the “Contributors”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of June    , 2006, among the Borrower, the lenders from time to time party thereto (the “Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, and issuing bank (in such capacity, the “Issuing Bank”), Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender and CIT Lending Services Corporation, as Documentation Agent (the “Credit Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Credit Agreement), the Lenders and the Issuing Bank have agreed to make certain loans and other financial accommodations to the Contributors in an aggregate principal amount not to exceed $100,000,000.00;

WHEREAS, the Borrower is directly liable for amounts owing in respect of the Loans and other obligations pursuant to the Credit Agreement and the Guarantors are liable therefore as guarantors (collectively, the “Liabilities”);

WHEREAS, the Contributors desire to set forth a fair and equitable arrangement among themselves as to their respective contribution obligations with respect to the Liabilities;

WHEREAS, the Contributors desire to confirm that they shall each be responsible for funding their Proportionate Share (as defined below) of the Liabilities when they become due; and

WHEREAS, each Contributor’s “Proportionate Share” is set forth opposite the respective Contributor’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein the parties hereto agree as follows:

1.             Liabilities. Each Contributor confirms that such Contributor shall be liable for, and hereby agrees to pay when due, such Contributor’s Proportionate Share of any Liability. In the event a Contributor shall make any payment in excess of its Proportionate Share (an “Excess Payment”), then such Contributor shall be entitled to contribution in the amount of the Excess Payment from each other Contributor who pays less than such other Contributor’s Proportionate Share of such Liability.

2.             Agreement to Pay Enforcement Costs. In the event any Contributor shall not make any payment required hereunder, the other Contributor(s) seeking such payment shall, in addition to such payment, be entitled to reimbursement for all expenses (including reasonable attorneys’ fees) incurred in connection with enforcing such Contributor’s rights hereunder.

3.                                       Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered (including by an overnight or other delivery service) or mailed by registered or certified first class mail, postage prepaid, delivered or addressed to the party to whom such notice is to be given at such party’s respective address set forth along with such party’s name on the signature page hereof or at such other address as such party may specify by notice given as provided in this Section 3.

4.                                       Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, and may not be changed, modified, terminated, or discharged, in whole or in part, except by a writing executed by all of the parties hereto. Except as otherwise provided herein, no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented to such waiver.

5.                                       Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, administrators, executors, trustees, beneficiaries, devisees, successors and permitted assigns. This Agreement shall not be assignable, in whole or in part, by any party without the prior written consent of the other parties hereto. Except as provided otherwise in this Section 5 nothing herein, express or implied, is intended or shall be construed to confer upon or to give to any person, corporation, firm or legal entity other than the parties hereto any rights, remedies or other benefits.

6.                                       Applicable Law; Construction. This Agreement shall be governed by, and construed under and pursuant to, the laws of the State of New York without regard to conflict of law principles that would require application of the law of another jurisdiction.

7.                                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.                                       Captions. The captions in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.

9.                                       Invalidity. The invalidity or unenforceability of any term or provision in this Agreement, or the application of such term or provision to any person or circumstances, shall not impair or affect the remainder of this Agreement and its application to other persons and circumstances, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect.

10.                                 Number. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Contributors have executed this Agreement as of the date and year first above written.

JACOBS ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	Chief Executive Officer

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President

JACOBS ELKO ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President

/s/ Stephen R. Roark
Stephen R. Roark, signing on behalf of the
entities listed below in the capacity listed
next to each respective entity:

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., as its President
GOLD DUST WEST CASINO, INC., as its Vice President
GILPIN VENTURES, INC., as its President
JALOU L.L.C., as its President and Manager
JALOU II INC., as its President

GILPIN HOTEL VENTURE
By: Gilpin Ventures, Inc., its partner

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	President

By: Black Hawk Gaming & Development Company, Inc., its partner

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC
By: Black Hawk Gaming & Development Company, Inc.
Its: Authorized Manager

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Its:	President

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By Jacobs Entertainment, Inc., its Managing Member

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Its:	Chief Financial Officer

JACOBS DAKOTA WORKS, LLC
By: Jacobs Entertainment, Inc., its Sole Manager

By:	/s/ Stephen R. Roark
Name:	Stephen R. Roark
Its:	Chief Financial Officer

/s/ Stan Guidroz
Stan Guidroz, signing on behalf of the entities
listed below in the capacity listed next to each respective entity:

WINNER’S CHOICE CASINO, INC., as its President
JACE, INC., as its President
FUEL STOP 36, INC., as its President
HOUMA TRUCK PLAZA & CASINO, L.L.C., as its President and Manager
JALOU – CASH’S L.L.C., its President and Manager
LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C., as its President and Manager
BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
RACELAND TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
JRJ PROPERTIES, LLC, as its President and Manager
JALOU OF LAROSE, LLC, as its President and Manager
JALOU BREAUX BRIDGE, LLC, as its President and Manager
JALOU EUNICE, LLC, as its President and Manager
JALOU OF ST. MARTIN, L.L.C., as its President and Manager
JALOU DIAMOND, L.L.C., as its President and Manager
JALOU MAGIC, L.L.C., as its President and Manager
JALOU OF VINTON, LLC, as its President and Manager
JALOU OF VINTON-BINGO, LLC, as its President and Manager
JALOU OF ST. HELENA, LLC, as its President and Manager
JALOU OF JEFFERSON, LLC, as its President and Manager

/s/ Ian M. Stewart
Ian M. Stewart, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

COLONIAL HOLDINGS, INC., as its President
STANSLEY RACING CORP., as its President
COLONIAL DOWNS, LLC, as its President
VIRGINIA CONCESSIONS, LLC, as its Vice President
MARYLAND-VIRGINIA RACING CIRCUIT, INC., as its President

COLONIAL DOWNS, L.P.
By: Stansley Racing Corp., its General Partner

By:	/s/ Ian M. Stewart
Name:	Ian M. Stewart
Its:	President